UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2013

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On May 26, 2013, Dr. Ivor Royston agreed to join the Board of Directors (the "Board") of MMRGlobal, Inc., a Delaware corporation (the "Company"), and the Board completed its nomination and election of Dr. Royston to the Board. Dr. Royston's term on the Board shall begin immediately. There were no arrangements or understandings between Dr. Royston and any other persons pursuant to which he was elected to serve on the board.

In connection with the appointment of Dr. Royston to the Board, Dr. Royston and the Company also entered into the Company's standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Laws of the State of Delaware. In addition, subject to approval by the Board, the Company has agreed to issue Dr. Royston an option to purchase 1,050,000 shares of common stock of the Company at an exercise price of $0.08 per share vesting in equal installments annually over three years and 500,000 shares of restricted stock at a price of $0.06 per share which vest on January 28, 2014 and are forfeitable before such date. Dr. Royston is also entitled to the same per-meeting and retainer fees as the other members of the Board as described in the Company's most recently filed definitive proxy statement.

Dr. Royston is a Founding Managing Member of Forward Ventures. From 1990-2000, he served as the founding President and CEO of the non-profit Sidney Kimmel Cancer Center. From 1978 to 1990, he was on the faculty of the medical school and cancer center at the University of California, San Diego. In 1978, Dr. Royston was a co-founder of Hybritech, Inc., San Diego's first biotechnology company; and in 1986, he co-founded IDEC Corporation, which merged with Biogen to form BiogenIdec.

Dr. Royston currently serves on the boards of directors of HemaQuest Pharmaceuticals, Inc., Biocept, Inc., and is an observer on the board of directors of Syndax Pharmaceuticals, Inc. Dr. Royston formerly served on the board of directors of LigoCyte Pharmaceuticals, Inc. before its acquisition last year by Takeda Pharmaceutical Company Limited.

Dr. Royston has been instrumental in the formation, financing, and development of numerous biotechnology companies, including: Applied Molecular Evolution (acquired by Eli Lilly); Corixa (acquired by GlaxoSmithKline); Dynavax; Morphotek (acquired by Eisai), Sequana Therapeutics (acquired by Celera); TargeGen (acquired by Sanofi), and Triangle Pharmaceuticals (acquired by Gilead).

Dr. Royston received his B.A. (1967) and M.D. (1970) degrees from Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University. In 1994, Dr. Royston received the San Diego Entrepreneur of the Year Award. In 1997, President Clinton appointed Dr. Royston to a six-year term on the National Cancer Advisory Board. In 2006, Dr. Royston was inducted into the San Diego Entrepreneur Hall of Fame.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
May 31, 2013	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer